UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015 (May 5, 2015)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders
At the annual meeting of the Trust’s shareholders of Ramco-Gershenson Properties Trust on May 5, 2015 shareholders: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2016; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015; and (3) approved, on an advisory basis, the compensation of our named executive officers. Approximately 90% of our outstanding shares, exclusive of broker non-votes, were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Against	Broker Non-Votes
Stephen R. Blank	69,088,261	1,308,699	2,577,908
Dennis Gershenson	69,371,756	1,025,204	2,577,908
Arthur Goldberg	69,095,019	1,301,941	2,577,908
David J. Nettina	69,846,208	550,752	2,577,908
Joel M. Pashcow	69,082,164	1,314,796	2,577,908
Mark K. Rosenfeld	66,899,567	3,497,393	2,577,908
Michael A. Ward	69,633,729	763,231	2,577,908

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
72,565,347	354,826	54,695

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,981,225	3,390,054	25,681	2,577,908

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	May 11, 2015	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary